UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

MCGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York (Address of Principal Executive Offices)		10020 (Zip Code)

(212) 512-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 19, 2013, McGraw Hill Financial, Inc. (the “Company”) entered into a $1,000,000,000 Four-Year Credit Agreement, dated as of June 19, 2013 (the “Credit Agreement”), among the Company, Standard & Poor’s Financial Services LLC (“S&P”), a wholly-owned subsidiary of the Company, as guarantor, the lenders listed thereon, JPMorgan Chase Bank N.A., as administrative agent, and Bank of America, N.A., as syndication agent.  The Credit Agreement replaces the Company’s existing $1,200,000,000 Three-Year Credit Agreement, dated as of July 30, 2010.

The Credit Agreement contains customary affirmative and negative covenants, and includes customary events of default.  The occurrence of an event of default could result in an acceleration of the obligations under the Credit Agreement.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Four-Year Credit Agreement, dated as of June 19, 2013, among the Company, S&P, the lenders listed therein, JPMorgan Chase Bank N.A., as administrative agent, and Bank of America, N.A., as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2013

MCGRAW HILL FINANCIAL, INC.

By:	/s/ Kenneth M. Vittor
	Name:	Kenneth M. Vittor
	Title:	Executive Vice President and General Counsel

EXHIBITS

Exhibit No.	Description
10.1
Four-Year Credit Agreement, dated as of June 19, 2013, among the Company, S&P, the lenders listed therein, JPMorgan Chase Bank N.A., as administrative agent, and Bank of America, N.A., as syndication agent.